                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VORNADO REALTY TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              VORNADO REALTY TRUST
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             VORNADO REALTY TRUST

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                  ------------
                                  ------------
                                    1 9 9 5

                             VORNADO REALTY TRUST

                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 1995
                            ------------------------

To the Holders of Common Shares of Beneficial Interest:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vornado Realty Trust (the "Company") will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday,
May 31, 1995, at 10:00 in the forenoon, local time, for the following purposes:

     (1) The election of two persons to the Board of Trustees of the Company for a term of three years; and

     (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the Bylaws of the Company, the Board of Trustees of the Company has fixed the close of business on March 24, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                            By Order of the Board of Trustees

                                   Susan D. Schmider
                                   Secretary

                             VORNADO REALTY TRUST

                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 1995
                            ------------------------

     The enclosed proxy is being solicited by the Board of Trustees of Vornado Realty Trust (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 31, 1995 ("Annual Meeting"). The proxy may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting. The cost of soliciting proxies has been or will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at an estimated fee not to exceed $5,500. In addition to solicitation by mail and by telephone calls, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only shareholders of record at the close of business on March 24, 1995 are entitled to notice of and to vote at the Annual Meeting. There were on such date 21,722,444 Common Shares of Beneficial Interest ("Shares") outstanding, each entitled to one vote at the Annual Meeting.

     The principal executive office of the Company is located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663. This notice of meeting and proxy statement and enclosed proxy will be mailed on or about May 10, 1995 to the Company's shareholders of record as of the close of business on March 24, 1995.

                              ELECTION OF TRUSTEES

     The Declaration of Trust of the Company, as amended ("Declaration of Trust"), provides that the Board shall be divided into three classes, as nearly equal in number as possible. One class of two trustees is elected at each annual meeting of shareholders to hold office for a term of three years and until their successors are duly elected and qualify.

     Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as trustees for a three year term and until their respective successors are elected and qualify. If any nominee at the time of election is unavailable to serve, it is intended that the person named in the proxy, or his substitute, will vote for an alternative nominee who will be designated by the Board. Proxies may be voted only for the two nominees named or such alternates. However, the Board has no reason to anticipate that any of the nominees hereafter named will not be available to serve.

     Under the Bylaws, the affirmative vote of a plurality of all the votes cast at the Meeting, assuming a quorum is present, is sufficient to elect a trustee. Under Maryland law, the Declaration of Trust and the Bylaws of the Company, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies and failures to vote (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote Shares in the election of trustees) will not be counted as votes cast in the election of trustees and thus will have no effect on the result of the vote.

     The following table sets forth the nominees (both of whom are presently members of the Board of the Company) and the other present members of the Board of the Company. With respect to each such person, the table sets forth the age, principal occupation, position presently held with the Company, and the year in which the person first became a director of Vornado.

                                               YEAR
                        PRINCIPAL OCCUPATION   TERM
                        AND PRESENT POSITION   WILL   INITIAL
      NAME        AGE     WITH THE COMPANY    EXPIRE  ELECTION
- ----------------- ---  ---------------------- ------  --------
NOMINEES FOR ELECTION TO SERVE UNTIL
THE ANNUAL MEETING IN 1998
- ---------------------------------------------
DAVID MANDELBAUM* 59   A member of the law     1998     1979
                       firm of Mandelbaum &
                       Mandelbaum, P.C.; a
                       general partner of
                       Interstate Properties
                       ("Interstate")
RICHARD WEST      57   Professor, Leonard N.   1998     1982
                       Stern School of
                       Business, New York
                       University

PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1996
- ---------------------------------------------
STANLEY SIMON*    77   Owner of Stanley Simon  1996     1960
                       and Associates,
                       management and
                       financial consultants
RONALD TARGAN     68   A member of the law     1996     1980
                       firm of Schechner and
                       Targan, P.A.;
                       President of Malt
                       Products Corporation
                       of New Jersey, a
                       producer of malt syrup

PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1997
- ---------------------------------------------
STEVEN ROTH*      53   Chairman of the Board   1997     1979
                       and Chief Executive
                       Officer of the
                       Company; managing
                       general partner of
                       Interstate
RUSSELL WIGHT,
  JR.*            56   A general partner of    1997     1979
                       Interstate

- ------------

* Member of Executive Committee of the Board of the Company.

     Mr. Mandelbaum has been a member of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate. Mr. Mandelbaum is also a director of Alexander's, Inc.

     Mr. West has been a professor at the Leonard N. Stern School of Business, New York University since September 1984. He was also Dean from September 1984 until August 1993. From July 1976 through August 1984, he was a faculty member of the Amos Tuck School of Business Administration of Dartmouth College. From July 1976 until 1983, Mr. West was also Dean of the Amos Tuck School. Mr. West is also a director or a trustee of Alexander's, Inc., Smith-Corona, Inc., Bowne & Co., Inc., Re Capital Corporation and various investment companies managed by Merrill Lynch Assets Management, Inc.

     Mr. Simon has been the owner of Stanley Simon and Associates since 1958. Mr. Simon is also a director of General Microwave Corporation, Gerber Scientific Inc. and J. Baker, Inc.

     Mr. Targan has been President of Malt Products Corporation of New Jersey since 1962. Since 1964, he has been a member of the law firm of Schechner and Targan, P.A.

     Mr. Roth has been Chairman of the Board and Chief Executive Officer of the Company since May 1989 and Chairman of the Executive Committee of the Board of the Company since April 1980. Since 1968, he has been a general partner of Interstate and, more recently, he has been managing general partner. On March 3, 1995, he also became Chief Executive Officer of Alexander's, Inc. Mr. Roth is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Interstate is a New Jersey partnership formed in 1968 to engage in the development and operation of shopping centers. Messrs. Roth, Wight and Mandelbaum have at all times been the general partners of Interstate. Interstate develops, owns and operates strip and regional type shopping centers and is an investor in securities and partnerships.

     The Company is not aware of any family relationships between any trustee or executive officer of the Company or person nominated or chosen by the Company to become a trustee or executive officer. Messrs. Roth, Wight and Mandelbaum are affiliated with each other as general partners of Interstate and in other businesses. Messrs. Mandelbaum and Targan are affiliated with each other in businesses and in the practice of law.

     The Board has an Audit Committee and a Compensation Committee. The Audit Committee's functions include reviewing annual and quarterly reports and proxy statements sent to shareholders and filed with the Securities and Exchange Commission, recommending to the Board the engaging of the independent auditors, reviewing with the independent auditors the plan and results of the auditors' engagement and other matters of interest to the Committee and reviewing with the Company's financial officers and internal auditors matters of interest to the Committee, including the effectiveness of the Company's internal controls and the results of its operations. The Audit Committee, which held five meetings during the Company's last fiscal year, consists of three members, Messrs. West, Mandelbaum and Simon. Mr. West is the Chairman of the Audit Committee.

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company's Omnibus Share Plan. The Committee consists of three members, Messrs. Simon, Targan and West. Mr. Simon is the Chairman of the Compensation Committee.

     The Board held six meetings during the Company's last fiscal year. Each trustee of the Company attended at least 75% of the combined total of meetings of the Board and the meetings held by all committees on which he served during that period.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF TRUSTEES
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee (the "Committee") is responsible for establishing the terms of the compensation of the executive officers.

     Each of the executive officers receives a base salary. The Committee periodically reviews and adjusts Mr. Roth's base salary. Mr. Roth's current base salary of $625,000 was established in November 1991. The base salaries of Mr. Macnow and Mr. Rowan are $354,000 each in accordance with the employment agreements which were entered into on January 1, 1995 (see "Employment Contracts"). Such employment agreements provide for an annual adjustment of their base salary equal to 125% of the percentage increase in the prior year's consumer price index.

     The primary objective of the Committee in establishing the terms of the executive officers' compensation has been to provide strong financial incentives for the executive officers to maximize shareholder value. The Committee believes that the best way to accomplish this objective is to grant substantial share options on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's share price.

     The employment agreements of Joseph Macnow, Vice President -- Chief Financial Officer, and Richard Rowan, Vice President -- Real Estate, provide an undertaking to use best efforts annually to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 Shares at a purchase price equal to the fair market value of the Shares on the dates the options are granted. In each of the last five years (including a December 1993 grant for the 1994 year), Mr. Macnow and Mr. Rowan have each received an option on 37,500 Shares exercisable at the current market price pursuant to their employment agreements.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to any individual named in the Summary Compensation Table which is not "performance based", as defined in Section 162(m). The Committee is studying the effect of Section 162(m) and the proposed regulations, including transitional rules, on the Company as a REIT, but has not taken any position at this time.

                                Stanley Simon
                                Ronald Targan
                                 Richard West

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's share price performance to the S&P 500 and to the published National Association of Real Estate Investment Trusts (NAREIT) All Equity Index (excluding Health Care REITs). Share price performance for the past five years is not necessarily indicative of future results. The cumulative return includes the reinvestment of dividends.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                                  THE NAREIT
      MEASUREMENT PERIOD                          S&P 500         ALL EQUITY
    (FISCAL YEAR COVERED)          VORNADO         INDEX           INDEX(1)
1989                                 100             100             100
1990                                 95              97              85
1991                                 127             126             115
1992                                 203             136             132
1993                                 278(2)          150             157
1994                                 310             152             162

(1) Excluding Health Care REITs.

(2) Includes a special dividend of $3.36 per share.

                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Shares as of April 21, 1995, by (i) each trustee of the Company, (ii) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Shares and (iii) all trustees, nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of all such persons is c/o Vornado Realty Trust, Park 80 West, Plaza II,
Saddle Brook, New Jersey 07663.

                                        AMOUNT AND          PERCENT
        NAME AND ADDRESS OF        NATURE OF BENEFICIAL        OF
         BENEFICIAL OWNER              OWNERSHIP(1)         CLASS(2)
- -------------------------------------------------------     --------
Steven Roth                              7,618,750(3)(4)      35.1%
Russell Wight, Jr.                       6,884,000(3)(5)      31.7%
  278 S. Maya Palm Drive
  Boca Raton, Florida 33432
David Mandelbaum                         6,884,000(3)         31.7%
  Mandelbaum & Mandelbaum, P.C.
  80 Main Street
  West Orange, New Jersey 07052
Ronald Targan                              375,000             1.7%
  Schechner and Targan, P.A.
  80 Main Street
  West Orange, New Jersey 07052
Stanley Simon                               37,500               *
  Stanley Simon and Associates
  70 Pine Street
  New York, New York 10270
Richard West                                10,500(6)            *
  482 Tepi Drive
  Southbury, Connecticut 06488
Richard Rowan                              148,060               * (8)
Joseph Macnow                              272,577             1.2%(8)
All officers and trustees as a           8,787,387(7)         39.9%(8)
  group (the 8 persons listed
  above)

                                                  (table continued on next page)

(table continued from previous page)

                                        AMOUNT AND          PERCENT
        NAME AND ADDRESS OF        NATURE OF BENEFICIAL        OF
         BENEFICIAL OWNER              OWNERSHIP(1)         CLASS(2)
- -------------------------------------------------------     --------
Interstate Properties                    6,721,500(3)         30.9%
Frederick Zissu                          1,832,615(9)          8.4%
  30 Hamilton Drive West
  No. Caldwell, New Jersey 07006
Group consisting of members of the       1,167,000(10)         5.4%
  Wilf family and related entities
  c/o Leonard Wilf
  820 Morris Turnpike
  Short Hills, New Jersey  07078
Cohen & Steers Capital                   1,369,600(11)         6.3%
  Management, Inc.
  757 Third Avenue
  New York, New York 10017
* Under 1%.

- ---------------

 (1) Unless otherwise indicated, each person is the direct owner of and has sole voting power and sole investment power with respect to such Shares.

 (2) Based on 21,722,444 Shares outstanding as of April 21, 1995.

 (3) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 6,721,500 Shares. These Shares are included in the total Shares and the percentage of class for Interstate, Mr. Roth, Mr. Wight and Mr. Mandelbaum. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

 (4) Includes 123,000 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and investment power. Does not include 18,000 Shares owned by Mr. Roth's wife, as to which Mr. Roth disclaims any beneficial interest.

 (5) Includes 130,000 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and investment power.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Mr. West and his wife own 1,500 of these Shares jointly. Mr. West holds 9,000 of these Shares in self-directed Keogh accounts.

 (7) Includes 275,060 Shares which could be acquired within 60 days upon exercise of Share options.

 (8) Based on 21,997,504 Shares. This number was arrived at by adding to the total number of Shares outstanding as of April 21, 1995, the number of Shares which could have been acquired within 60 days upon exercise of Share options by persons included in the officers and trustees group.

 (9) Based on a Schedule 13D filed on May 14, 1993 by Frederick Zissu, he owns 1,861,912 Shares. According to the Company's records, he presently owns 1,832,615 shares. Does not include 23,385 Shares owned by Mr. Zissu's wife, as to which Mr. Zissu disclaims any beneficial interest.

(10) Based on Schedule 13D dated April 10, 1987 (as adjusted for stock splits), filed by a group consisting of members of the Wilf family and related entities, Harry and Joseph Wilf have shared voting and investment power with respect to 743,250 Shares which they jointly own. Judith Wilf, Leonard Wilf, Zygmunt Wilf, and JHW Construction Corp. each own and have sole voting and investment power with respect to 104,250, 45,000, 30,000, and 52,500 Shares, respectively. The Wilf Family Foundation owns the other 112,500 Shares and its trustees, Harry, Joseph, Leonard and Zygmunt Wilf share voting and investment power with respect to such Shares. According to the Company's shareholder records, the Wilf group presently owns Shares as follows: Harry and Joseph Wilf -- 403,500 Shares; Judith Wilf -- 125,250 Shares; Leonard Wilf -- 88,500 Shares; Zygmunt Wilf -- 127,500 Shares; JHW Construction Corp. -- 52,500 Shares; Mark Wilf -- 7,500 Shares; and the Wilf Family Foundation -- 362,250 Shares. The Company has been advised that Harry Wilf is deceased.

(footnotes continued from previous page)

(11) Based on Schedule 13G dated January 18, 1995, Cohen & Steers Capital Management, Inc. has the sole power to vote or to direct the vote of 1,237,800 shares and has the sole power to dispose or to direct the disposition of 1,369,600 shares.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or accrued during the past three fiscal years for each of the highest paid executive officers of the Company whose total compensation aggregated $100,000 or more in 1994 ("Covered Executives").

                           SUMMARY COMPENSATION TABLE

                                                      LONG TERM
                                                     COMPENSATION
                              ANNUAL COMPENSATION       AWARDS
          NAME AND           ----------------------  ------------
     PRINCIPAL POSITION      YEAR   SALARY   BONUS     OPTIONS
- ---------------------------- ----  --------  ------  ------------
Steven Roth                  1994  $665,503  $    0            0
  Chairman and Chief         1993   662,044       0            0
  Executive Officer          1992   658,607       0            0
Richard Rowan(1)             1994  $357,685  $    0            0
  Vice President -- Real     1993   346,686       0       79,916(2)
  Estate                     1992   333,923   7,500       37,500
Joseph Macnow(1)             1994  $357,939  $    0            0
  Vice President -- Chief    1993   346,888       0       79,916(2)
  Financial Officer          1992   334,075       0       37,500

- ---------------

(1) Options are exercisable 25% nine months after grant, and 25% after each of the following six month periods.

(2) In January 1993, 42,416 share options (adjusted pursuant to the plan's antidilution provisions for the $3.36 extraordinary dividend in June 1993) were granted for the 1993 year and in December 1993, 37,500 share options were granted for the 1994 year each to Messrs. Rowan and Macnow.

     The following table summarizes all exercises of options during 1994, and the options held at December 31, 1994, by the Covered Executives.

             AGGREGATED OPTION EXERCISES IN 1994 AND 1994-YEAR END
                                 OPTION VALUES

                                             NUMBER OF      VALUE OF UNEXERCISED
                                            UNEXERCISED         IN-THE-MONEY
                      SHARES                 OPTIONS AT          OPTIONS AT
                     ACQUIRED                 12/31/94            12/31/94
                        ON       VALUE      EXERCISABLE/        EXERCISABLE/
       NAME          EXERCISE   REALIZED   UNEXERCISABLE        UNEXERCISABLE
- -------------------  --------   --------   --------------   ---------------------
Steven Roth                0    $      0              0/0    $               0/0
Richard Rowan          5,041    $ 83,635   139,145/38,727    $2,453,658/$183,929
Joseph Macnow         19,658    $450,011   156,540/38,727    $2,849,236/$183,929

EMPLOYEE RETIREMENT PLAN

     The Company's employee retirement plan provides retirement benefits to full-time employees of the Company. Benefits under the plan vest upon the completion of five years of service. Annual retirement benefits are equal to 1% of the participant's base salary for each year of service. However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant's base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant's past service. The amount of base salary which may be taken into account for benefit accrual purposes is limited to $150,000 in 1994 (adjusted in future years to reflect increases in the cost of living) pursuant to the requirements of the Internal Revenue Code.

     The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives payable upon normal retirement at age 65. This amount assumes a maximum base salary for benefit accrual purposes of $150,000 for 1994 and forward, and that the Covered Executive's service is continued until age 65. Such estimated annual benefit payable to Mr. Roth is $60,691; to Mr. Rowan, $53,115; and to Mr. Macnow, $50,691.

EMPLOYMENT CONTRACTS

     Mr. Rowan and Mr. Macnow each have employment agreements expiring
December 31, 1997 with the Company. The terms and conditions of these agreements, entered into on January 1, 1995, are the same as the terms and conditions of the employment agreements that expired on December 31, 1994. The agreements provide to each of Messrs. Rowan and Macnow an initial annual salary of $354,000, subject to increases in the second and third years by a factor equal to 125% of the percentage increase in the prior year's consumer price index; use of a corporate automobile, and an undertaking to use best efforts to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 Shares during each of the three years at a purchase price equal to the fair market value of the stock on the dates the options are granted. The agreements also provide that, if the Company should terminate Mr. Rowan's or Mr. Macnow's employment other than for just cause, payment of salary shall continue until the earlier of two years after the date of termination or the employee's becoming self-employed or employed with another company. The agreements further provide that if either Mr. Rowan or Mr. Macnow should terminate employment for just cause (defined as change of the employee's responsibility, change in control of the Company or relocation of the Company), such employee will be paid 2.99 times his annual salary and his unvested stock options will vest.

COMPENSATION OF TRUSTEES

     The Company compensated Messrs. Wight, Mandelbaum and Targan at a rate of $15,000 per year for serving as trustees plus $750 for each meeting of the Board or of any committee of the Board which the particular trustee attends. The Company compensated Stanley Simon and Associates, of which Stanley Simon is the owner, at a rate of $30,000 per year and Richard West at a rate of $40,000 per year in addition to $750 for each meeting. Mr. Roth receives no compensation as a trustee.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company has a Compensation Committee, consisting of Messrs. Simon, Targan and West, which grants awards under the Company's Omnibus Share Plan and makes all other executive compensation determinations. Mr. Roth is the only officer of the Company who is a member of the Board. There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

     During 1994, the Company paid (i) $108,600 for legal services to the firm of Mandelbaum & Mandelbaum, P.C., of which David Mandelbaum is a member; and
(ii) $71,155 for legal services to the firm of Schechner and Targan, P.A. of which Ronald Targan is a member.

     The Company currently manages and leases the six shopping centers of Interstate Properties pursuant to a Management Agreement for which the Company receives a quarterly fee equal to 4% of base rent and percentage rent and other commissions. The Management Agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days' notice at the end of the term. Although the Management Agreement was not negotiated at arms' length, the Company believes based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. For the years ended December 31, 1994 and December 31, 1993 and the period from July 13, 1992 through December 31, 1992, $894,000, $913,000 and $367,000 of
management fees were earned by the Company pursuant to the Management Agreement.

     At December 31, 1994, the Company owned 113,100 shares or 2.3% of Alexander's, Inc. common stock. On March 2, 1995, the Company purchased all of the 1,353,468 shares, or 27.1%, of the common stock of Alexander's owned by Citibank, N.A. Interstate owns 1,354,568 shares, or 27.1%, of the common stock of Alexander's and Mr. Roth is a director and the Chief Executive Officer of Alexander's.

     The Company and Interstate now own 56.4% of the outstanding common stock of Alexander's. The Company and Interstate are restricted for three years from owning in excess of two-thirds of Alexander's common stock or entering into certain other transactions with Alexander's, without the approval of the independent directors of Alexander's.

     Interstate, Mr. Roth and the Company, have filed as a "group" with the Securities and Exchange Commission in connection with their respective holdings in Alexander's.

     In July 1992, the Company was retained by Alexander's Inc. to act as a special real estate consultant with respect to the leasing or sale of certain assets in connection with Alexander's reorganization proceedings under Chapter 11 of the federal Bankruptcy Code.

     The terms of the leasing agreement provided the Company with exclusive rights to sell and/or lease the assets of Alexander's through September 21, 1994 and thereafter, shall automatically renew on a year-to-year basis, and is terminable by either party at the end of each year on not less than 60 days prior notice. As of March 2, 1995 the agreement was extended until 1998 to be coterminus with the Management Agreement discussed below. The agreement provides for the Company to generally receive fees based on a percentage of sales proceeds or lease rents, as the case may be.

     Subject to the payment of rents by underlying tenants pursuant to leases and to the prior satisfaction of all payments to which certain creditors of Alexander's are entitled under a plan of reorganization (approved by the Bankruptcy Court in September 1993), the Company is due approximately $12.4 million for transactions completed to date. Of this amount, the Company was due to receive $500,000 on July 1, 1994; which was received in March 1995. The balance of $11.9 million will be payable over a seven year period in an amount not to exceed $2,500,000 in any calendar year until the present value of such installments (calcu-lated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid on September 21, 1993 or at the time the transactions which gave rise to the commissions occurred, if later.

     The Company and Alexander's have entered into a three-year management and development agreement (the "Management Agreement") under which the Company will manage all of Alexander's business affairs and manage and develop Alexander's properties. The annual fee to the Company is $3,000,000, plus 6% of development costs with a minimum guaranteed fee for the development portion of $1,650,000 in the first year and $750,000 in each of the second and third years. Pursuant to the Management Agreement, Mr. Roth, the Company's Chairman and Chief Executive Officer, also became Chief Executive Officer of Alexander's.

     The fee pursuant to the Management Agreement is in addition to the leasing fee the Company receives from Alexander's under the leasing agreement which has been in effect since 1992. The term of the leasing agreement has been extended to be coterminus with the term of the Management Agreement.

     On March 15, 1995, the Company lent Alexander's $45 million, the subordinated tranche of a $75 million secured financing. The balance was funded by a bank. The Company's loan has a three-year term and bears interest at 16.43% per annum for the first two years and at a fixed rate for the third year of 992 basis points over the one-year Treasury bill rate. In addition, Vornado received a loan origination fee of $1,500,000 from Alexander's.

     On December 29, 1992, Mr. Roth exercised a stock option granted to him on October 4, 1985, for 1,500,000 shares of the Company's stock, in order to entitle the Company to a $10.8 million cash reduction in income taxes, the value of which would have been substantially, if not totally, eliminated if the option were exercised once the Company became a REIT. In connection with the exercise, the Company lent Mr. Roth $15,245,000 in 1992 ($9,410,000 of the exercise price of $9,450,000 and $5,835,000 for withholding taxes which were immediately payable by him) and $7,000,00 in 1993 for additional taxes payable. In addition, the Company granted him registration rights with respect to such shares. The loan bears interest, payable quarterly, at a rate equal to the broker call rate (7.25% at December 31, 1994) but not less than the minimum applicable federal rate provided under the Internal Revenue Code and is due on December 29, 1997.

     On February 4, 1993, the Company repurchased 750,000 shares of this stock from Mr. Roth at $27.17 per share, the closing price on February 3, 1993. As of December 31, 1992, the Company recorded an expense of $15,650,000, representing the difference between the repurchase price and the option price. In connection with the repurchase, Mr. Roth repaid $9,122,500 of the loan, including $1,500,000 of the amount he borrowed in 1993.

     At December 31, 1994, the loan due from Mr. Roth was $13,122,500.

     In 1993, the Company lent Messrs. Rowan and Macnow $253,000 and $227,000, respectively, representing amounts owed by such persons in connection with their option exercises. The loans accrue interest at a rate equal to the broker call rate (7.25% at December 31, 1994) but not less than the minimum applicable federal rate provided under the Internal Revenue Code and are due December 31, 1995.

INFORMATION RESPECTING THE COMPANY'S INDEPENDENT AUDITORS

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 1995. The firm of Deloitte & Touche was engaged as independent auditors for the 1994 fiscal year and representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 ADDITIONAL MATTERS TO COME BEFORE THE MEETING

     The Board does not intend to present any other matters, nor does it have any other information that any other matters will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote said proxy in accordance with his judgment on such matters.

                              ADVANCE NOTICE BYLAW

     The Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1996 Annual Meeting of Shareholders of the Company must be received at the principal executive office of the Company, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention: Secretary, not later than November 30, 1995, for inclusion in the 1996 proxy statement and form of proxy.

                           By Order of the Board of Trustees,

                           Susan D. Schmider
                           Secretary

May 10, 1995

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                             Vornado Realty Trust

             Park 80 West, Plaza II, Saddle Brook, New Jersey 07663

P                             VORNADO REALTY TRUST

R       The undersigned, revoking all prior proxies, hereby appoints STEVEN
     ROTH proxy, with full power of substitution, to attend, and to vote all
O shares the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Vornado Realty Trust ("Company") to be held at the
X Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 31, 1995 at 10:00 in the forenoon,
Y local time, upon any and all business as may properly come before the meeting and all adjournments thereof. Said proxy is authorized to vote as directed on the reverse side hereof upon the proposal which is more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF TRUSTEES.

                                 (Continued and to be Executed, on Reverse Side)

                                 VORNADO REALTY TRUST
                                 P.O. BOX 11325
                                 NEW YORK, N.Y. 10203-0325

The Board of Trustees
Recommends a Vote "FOR" Election of Trustees

1. Election of Trustees:

   FOR all nominees   / /    WITHHOLD Authority   / /     *EXCEPTIONS      / /
   listed below       ---    to vote              ---                      ---

   David Mandelbaum
   Richard West

   (INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------

   Address Change                Please date and sign as your name or
   and/or Comments      / /      names appear hereon. Each joint owner
                        ---      must sign. (Officers, Executors,
                                 Administrators, Trustees, etc., will
                                 kindly so indicate when signing.)

                                 Dated                          , 1995
                                       -------------------------

                                 -------------------------------------

                                 -------------------------------------
                                   (Signature(s) of shareholder(s))

                                 Votes must be indicated X in Black or Blue ink.

Please Vote, Date, and Sign and Return Promptly in the Enclosed Envelope.